                                                                       Exhibit 4

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

         This Agreement and Plan of Reorganization (the "Agreement") is made as of ___________, 199_ by and between The One Group(R), a Massachusetts business trust, ("One Group") and Pegasus Funds, a Massachusetts business trust ("Pegasus"). The capitalized terms used herein shall have the meaning ascribed to them in this Agreement.

I.     PLAN OF REORGANIZATION
       ----------------------

       (a) Pegasus will sell, assign, convey, transfer and deliver to One Group, and One Group will acquire, on the Exchange Date all of the properties and assets existing at the Valuation Time in Pegasus Money Market Fund ("Pegasus Money Market"), Pegasus Treasury Money Market Fund ("Pegasus Treasury"), Pegasus Municipal Money Market Fund ("Pegasus Municipal"), Pegasus Michigan Municipal Money Market Fund ("Pegasus Michigan Money Market"), Pegasus Cash Management Money Market Fund ("Pegasus Cash Management"), Pegasus Treasury Prime Cash Management Money Market Fund ("Pegasus Treasury Prime Cash"), Pegasus U.S. Government Securities Cash Management Money Market Fund ("Pegasus Government Cash"), Pegasus Municipal Cash Management Money Market Fund ("Pegasus Municipal Cash"), Pegasus Treasury Cash Management Fund ("Pegasus Treasury Cash"), Pegasus Short Bond Fund ("Pegasus Short Bond"), Pegasus Intermediate Bond Fund ("Pegasus Intermediate Bond"), Pegasus Multi Sector Bond Fund ("Pegasus Multi Sector"), Pegasus Bond Fund ("Pegasus Bond"), Pegasus High Yield Bond Fund ("Pegasus High Yield"), Pegasus Intermediate Municipal Bond Fund ("Pegasus Intermediate Municipal"), Pegasus Municipal Bond Fund ("Pegasus Municipal Bond"), Pegasus Michigan Municipal Bond Fund ("Pegasus Michigan Municipal"), Pegasus Short Municipal Bond Fund ("Pegasus Short Municipal"), Pegasus Equity Income Fund ("Pegasus Equity Income"), Pegasus Equity Index Fund ("Pegasus

Equity Index"), Pegasus Growth and Value Fund ("Pegasus Value"), Pegasus Intrinsic Value Fund ("Pegasus Intrinsic Value"), Pegasus Growth Fund ("Pegasus Growth"), Pegasus Mid-Cap Opportunity Fund ("Pegasus Mid-Cap"), Pegasus Small-Cap Opportunity Fund ("Pegasus Small-Cap"), Pegasus International Equity Fund ("Pegasus International"), Pegasus Market Expansion Index Fund ("Pegasus Expansion"), Pegasus Managed Assets Growth Fund ("Pegasus Managed Assets"), Pegasus Managed Assets Balanced Fund ("Pegasus Managed Balanced"), and Pegasus Managed Assets Conservative Fund ("Pegasus Managed Conservative") (Pegasus Money Market, Pegasus Treasury, Pegasus Municipal, Pegasus Michigan Municipal, Pegasus Cash Management, Pegasus Treasury Prime Cash, Pegasus Government Cash, Pegasus Municipal Cash, Pegasus Treasury Cash, Pegasus Short Bond, Pegasus Intermediate Bond, Pegasus Multi Sector, Pegasus Bond, Pegasus High Yield, Pegasus Intermediate Municipal, Pegasus Municipal Bond, Pegasus Michigan Municipal, Pegasus Short Municipal, Pegasus Equity Income, Pegasus Equity Index, Pegasus Value, Pegasus Intrinsic Value, Pegasus Growth, Pegasus Mid-Cap, Pegasus Small-Cap, Pegasus International, Pegasus Expansion, Pegasus Managed Assets, Pegasus Managed Balanced, and Pegasus Managed Conservative, each is a "Pegasus Fund" and are collectively the "Pegasus Funds"), such acquisition to be made by The One Group Prime Money Market Fund ("One Group Prime"), The One Group U.S. Treasury Securities Money Market Fund ("One Group Treasury Securities"), The One Group Municipal Money Market Fund ("One Group Municipal"), The One Group Michigan Municipal Money Market Fund, ("One Group Michigan Money Market"), The One Group Cash Management Money Market Fund ("One Group Cash Management"), The One Group Treasury Prime Cash Management Money Market Fund ("One Group Treasury Prime Cash"), The One Group U.S. Government Securities Cash Management Money Market Fund ("One Group Government

Cash"), The One Group Municipal Cash Management Money Market ("One Group Municipal Cash"), The One Group Treasury Cash Management ("One Group Treasury Cash"), The One Group Limited Volatility Bond Fund ("One Group Limited Volatility"), The One Group Intermediate Bond Fund ("One Group Intermediate Bond"), The One Group Income Bond Fund ("One Group Income"), The One Group Bond Fund ("One Group Bond"), The One Group High Yield Bond Fund ("One Group High Yield"), The One Group Intermediate Tax-Free Bond Fund ("One Group Intermediate Tax-Free"), The One Group Municipal Bond Fund ("One Group Municipal Bond"), The One Group Michigan Municipal Bond Fund ("One Group Michigan Municipal"), The One Group Short Municipal Bond Fund ("One Group Short Municipal"), The One Group Equity Income Fund ("One Group Equity Income"), The One Group Equity Index Fund ("One Group Equity Index"), The One Group Value Growth Fund ("One Group Value"), the One Group Disciplined Value Fund ("One Group Disciplined"), The One Group Large Company Growth Fund ("One Group Growth"), The One Group Mid-Cap Opportunities Fund ("One Group Mid-Cap"), The One Group Small Cap Opportunity Fund ("One Group Small Cap"), The One Group International Equity Fund ("One Group International"), The One Group Small Cap Index Fund ("One Group Small Cap Index"), The One Group Investor Growth Fund ("One Group Investor Growth"), The One Group Investor Growth & Income Fund ("One Group Investor Income") and The One Group Investor Balanced Fund ("One Group Investor Balanced") (One Group Prime, One Group Treasury Securities, One Group Municipal, One Group Michigan Money Market, One Group Cash Management, One Group Treasury Prime Cash, One Group Government Cash, One Group Municipal Cash, One Group Treasury Cash, One Group Limited Volatility, One Group Intermediate Bond, One Group Income, One Group Bond, One Group High Yield, One Group Intermediate Tax-Free, One Group Municipal Bond,

One Group Michigan Municipal, One Group Short Municipal, One Group Income Equity, One Group Equity Index, One Group Value, One Group Disciplined, One Group Growth, One Group Mid-Cap, One Group Small Cap, One Group International, One Group Small Cap Index, One Group Investor Growth, One Group Investor Income and One Group Investor Balanced, each is a "One Group Fund" and are collectively the "One Group Funds"), respectively, of One Group. For purposes of this Agreement the respective Pegasus Funds correspond to the One Group Funds as follows: Pegasus Money Market corresponds to One Group Prime; Pegasus Treasury corresponds to One Group Treasury Securities; Pegasus Municipal corresponds to One Group Municipal; Pegasus Michigan Money Market corresponds to One Group Michigan Money Market; Pegasus Cash Management corresponds to One Group Cash Management; Pegasus Treasury Prime Cash corresponds to One Group Treasury Prime Cash; Pegasus Government Cash corresponds to One Group Government Cash; Pegasus Municipal Cash corresponds to One Group Municipal Cash; Pegasus Treasury Cash corresponds to One Group Treasury Cash; Pegasus Short Bond corresponds to One Group Limited Volatility; Pegasus Intermediate Bond corresponds to One Group Intermediate Bond; Pegasus Multiple Sector Bond corresponds to One Group Income; Pegasus Bond corresponds to One Group Bond; Pegasus High Yield corresponds to One Group High Yield; Pegasus Intermediate Municipal corresponds to One Group Intermediate Tax-Free; Pegasus Municipal Bond corresponds to One Group Municipal Bond; Pegasus Michigan Municipal corresponds to One Group Michigan Municipal; Pegasus Short Municipal corresponds to One Group Short Municipal; Pegasus Equity Income corresponds to One Group Income Equity; Pegasus Equity Index corresponds to One Group Equity Index; Pegasus Value corresponds to One Group Value; Pegasus Intrinsic Value corresponds to One Group Disciplined; Pegasus Growth corresponds to One Group Growth;

Pegasus Mid-Cap corresponds to One Group Mid-Cap; Pegasus Small-Cap corresponds to One Group Small Cap; Pegasus International corresponds to One Group International; Pegasus Expansion corresponds to One Group Small Cap Index; Pegasus Managed Assets corresponds to One Group Investor Growth; Pegasus Managed Balanced corresponds to One Group Investor Income; and Pegasus Managed Conservative corresponds to One Group Investor Balanced. In consideration therefor, each One Group Fund shall, on the Exchange Date, assume all of the liabilities of the corresponding Pegasus Fund, which liabilities shall include any obligation of the corresponding Pegasus Fund to indemnify the Trustees and officers of Pegasus Funds to the fullest extent permitted by applicable law and by Pegasus's Declaration of Trust, as in affect as of the date of this Agreement, and issue a number of full and fractional One Group Class A, Class B or Class I shares of the corresponding One Group Fund (collectively, "Shares") having an aggregate net asset value equal to the value of all of the assets of each Pegasus Fund transferred to the corresponding One Group Fund on such date less the value of all of the liabilities of each Pegasus Fund assumed by the corresponding One Group Fund on that date. It is intended that each reorganization described in this Agreement shall be a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code").

       (b) Upon consummation of the transactions described in paragraph (a) of this Agreement, each Pegasus Fund shall distribute in complete liquidation to its respective shareholders of record as of the Exchange Date the Shares received by it, each shareholder being entitled to receive that number of Shares equal to the proportion which the number of shares of beneficial interest of the applicable class of the Pegasus Fund held by such shareholder bears to the number of such shares of such class of the Pegasus Fund outstanding on such date. Pegasus Class I, Class A and Class B shareholders will receive One Group Class I, Class A and Class B shares, respectively. Class I and Class S shareholders of Pegasus Cash Management, Pegasus Treasury Prime Cash, Pegasus Government Cash, Pegasus Municipal Cash, and Pegasus Treasury Cash, will receive Class I and Class A shares, respectively, of One Group Cash Management, One Group Treasury Prime Cash, One Group Government Cash, One Group Municipal Cash, and One Group Treasury Cash, respectively.

II.    AGREEMENT
       ---------

       One Group and Pegasus represent, warrant and agree as follows:

       1. REPRESENTATIONS AND WARRANTIES OF PEGASUS. Pegasus and each Pegasus Fund jointly and severally represent and warrant to and agree with One Group and each One Group Fund that:

       (a) Pegasus is a business trust duly established and validly existing under the laws of the Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry out its obligations under this Agreement. Pegasus and each Pegasus Fund is not required to qualify as a foreign association in any jurisdiction. Pegasus and each Pegasus Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in
Section 1(l).

       (b) Pegasus is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. Each Pegasus Fund has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of the Code, as of and since its first taxable year, and qualifies and intends to continue to qualify as a regulated investment company for its taxable year ending upon its liquidation. Each Pegasus

Fund has been a regulated investment company under such sections of the Code at all times since its inception.

       (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments (indicating their market values) for each Pegasus Fund at and for the year ended December 31, 1997, such statements and schedules having been audited by Arthur Anderson, LLP, independent accountants to Pegasus, have been furnished to One Group. Unaudited statements of net assets, statement of operations, statement of changes in net assets, and schedules of portfolio investments for the period ended June 30, 1998 also have been provided to One Group.

       (d) The prospectuses of each Pegasus Fund dated April 30, 1998 (collectively, the "Pegasus Prospectuses") and the Statement of Additional Information for the Pegasus Funds dated April 30, 1998 and on file with the Securities and Exchange Commission (the "Commission"), which have been previously furnished to One Group, did not as of their dates and do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

       (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of Pegasus or any Pegasus Fund, threatened against Pegasus or any Pegasus Fund which assert liability on the part of Pegasus or any Pegasus Fund.

       (f) There are no material contracts outstanding to which Pegasus or any Pegasus Fund is a party, other than as disclosed in the Pegasus Prospectuses and the corresponding Statement of Additional Information, or in the Registration Statement and the Proxy Statement as defined herein.

       (g) Neither Pegasus nor any Pegasus Fund has any known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its above referenced statement of assets and liabilities as of June 30, 1998, and those incurred in the ordinary course of Pegasus's business as an investment company since that date. Prior to the Exchange Date, Pegasus will advise One Group of all known material liabilities, contingent or otherwise, incurred by it and each Pegasus Fund subsequent to June 30, 1998, whether or not incurred in the ordinary course of business.

       (h) As used in this Agreement, the term "Investments" shall mean each Pegasus Fund's investments shown on the schedule of its portfolio investments as of June 30, 1998 referred to in Section 1(c) hereof, as supplemented with such changes as Pegasus or each Pegasus Fund shall make after June 30, 1998, which changes have been disclosed to One Group, and changes made on and after the date of this Agreement after advising One Group of such proposed changes, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions.

       (i) Each Pegasus Fund has filed or will file all federal and state tax returns which, to the knowledge of Pegasus's officers, are required to be filed by each Pegasus Fund and has paid or will pay all federal and state taxes shown to be due on said returns or on any assessments received by each Pegasus Fund. All tax liabilities of each Pegasus Fund have been adequately provided for on its books, and no tax deficiency or liability of any Pegasus Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

       (j) As of both the Valuation Time and the Exchange Date and except for shareholder approval as described in Section 8(a) and otherwise as described in
Section 1(1), Pegasus on behalf of each Pegasus Fund will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other assets and liabilities of each Pegasus Fund to be transferred to the corresponding One Group Fund pursuant to this Agreement. At the Exchange Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, One Group will, on behalf of each One Group Fund, acquire the Investments and any such other assets subject to no encumbrances, liens or security interests in favor of any third party creditor of Pegasus or a Pegasus Fund and, except as described in Section 1(k), without any restrictions upon the transfer thereof.

       (k) No registration under the Securities Act of 1933, as amended (the "1933 Act"), of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of Pegasus or One Group, except as previously disclosed to One Group by Pegasus in writing.

       (l) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by Pegasus or any Pegasus Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act"), assuming that, for purposes of this representation, the Pegasus Funds and The One Group may be considered affiliated persons or affiliated persons of affiliated persons solely by reason of having a common investment advisor.

       (m) The registration statement (the "Registration Statement") filed with the Commission by One Group on Form N-14 relating to the Shares issuable hereunder, and the proxy statement of Pegasus included therein (the "Proxy Statement"), on the effective date of the Registration

Statement and insofar as they relate to Pegasus and the Pegasus Funds, (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 8(a) below and on the Exchange Date, the prospectus contained in the Registration Statement of which the Proxy Statement is a part (the "Prospectus"), as amended or supplemented by any amendments or supplements filed with the Commission by One Group, insofar as it relates to Pegasus and the Pegasus Funds, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements of fact relating to Pegasus and any Pegasus Fund contained in the Registration Statement, the Prospectus or the Proxy Statement, or omissions to state in any thereof a material fact relating to Pegasus or any Pegasus Fund, as such Registration Statement, Prospectus and Proxy Statement shall be furnished to Pegasus in definitive form as soon as practicable following effectiveness of the Registration Statement and before any public distribution of the Prospectus or Proxy Statement.

       (n) All of the issued and outstanding shares of beneficial interest of each Pegasus Fund have been offered for sale and sold in conformity with all applicable federal and state securities laws.

       (o) Each of the Pegasus Funds is qualified, and will at all times through the Exchange Date qualify for taxation as a "regulated investment company" under Sections 851 and 852 of the Code.

       (p) At the Exchange Date, each of the Pegasus Funds, as One Group may reasonably direct via written instructions, will have sold such of its assets, if any, as necessary to assure that, after giving effect to the acquisition of the assets pursuant to this Agreement, each of the One Group Funds (other than One Group Michigan Money Market and One Group Michigan Municipal) will remain a "diversified company" within the meaning of Section 5(b) (l) of the 1940 Act and in compliance with such other mandatory investment restrictions as are set forth in the One Group Prospectuses previously furnished to Pegasus.

       2. REPRESENTATIONS AND WARRANTIES OF ONE GROUP. One Group and each One Group Fund jointly and severally represent and warrant to and agree with Pegasus and each Pegasus Fund that:

       (a) One Group is a business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts and has power to carry on its business as it is now being conducted and to carry out this Agreement. One Group and each One Group Fund is not required to qualify as a foreign association in any jurisdiction. One Group and each One Group Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in Section 2(i).

       (b) One Group is registered under the 1940 Act as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. Each One Group Fund that has had active operations prior to the Exchange Date, has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of the Code, as of and since its first taxable year, and qualifies and intends to continue to qualify as a regulated investment company for its taxable year ending June 30, 1999. Each One Group Fund that has had active operations prior to the Exchange Date, has been a regulated investment company under such sections of the Code at all times since its inception. Each One Group Fund that has not had active operations prior to the Exchange Date intends to qualify as a regulated investment company under Part I of Subchapter M under the Code.

       (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments (indicating their market values) for each One Group Fund for the year ended June 30, 1998, such statements and schedules having been audited by PricewaterhouseCoopers LLP, independent accountants to One Group, have been furnished to Pegasus. Such statements of assets and liabilities and schedules fairly present the financial position of the One Group Funds as of their respective dates, and said statements of operations and changes in net assets fairly reflect the results of its operations and changes in financial position for the periods covered thereby in conformity with generally accepted accounting principles.

       (d) The prospectuses of each One Group Fund dated November 1, 1998, (collectively, the "One Group Prospectuses"), and the Statement of Additional Information for the One Group Funds, dated November 1, 1998, and on file with the Commission, which have been previously furnished to Pegasus, did not as of their dates and do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

       (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of One Group or any One Group Fund, threatened against One Group or any One Group Fund which assert liability on the part of One Group or any One Group Fund.

       (f) There are no material contracts outstanding to which One Group or any One Group Fund is a party, other than as disclosed in the One Group Prospectuses and the corresponding Statement of Additional Information or in the Registration Statement and the Proxy Statement.

       (g) Neither One Group nor any One Group Fund has any known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its above referenced statement of assets and liabilities as of June 30, 1998 referred to above and those incurred in the ordinary course of the business of One Group as an investment company or any One Group Fund since such date. Prior to the Exchange Date, One Group will advise Pegasus of all known material liabilities, contingent or otherwise, incurred by it and each One Group Fund subsequent to June 30, 1998, whether or not incurred in the ordinary course of business.

       (h) Each One Group Fund has filed or will file all federal and state tax returns which, to the knowledge of One Group's officers, are required to be filed by each One Group Fund and has paid or will pay all federal and state taxes shown to be due on said returns or on any assessments received by each One Group Fund. All tax liabilities of each One Group Fund have been adequately provided for on its books, and no tax deficiency or liability of any One Group Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

       (i) No consent, approval, authorization or order of any governmental authority is required for the consummation by One Group or any One Group Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or Blue Sky laws or the H-S-R Act.

       (j) As of both the Valuation Time and the Exchange Date and otherwise as described in Section 2 (i), One Group on behalf of each One Group Fund will have full right, power and authority to purchase the Investments and any other assets and assume the liabilities of each Pegasus Fund to be transferred to the corresponding One Group Fund pursuant to this Agreement.

       (k) The Registration Statement, the Prospectus and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to One Group and the One Group Funds: (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 8(a) and at the Exchange Date, the Prospectus, as amended or supplemented by any amendments or supplements filed with the Commission by One Group or any One Group Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectus or the Proxy Statement made in reliance upon and in conformity with information furnished by Pegasus or any Pegasus Fund for use in the Registration Statement, the Prospectus or the Proxy Statement.

       (l) Shares to be issued to each Pegasus Fund have been duly authorized and, when issued and delivered pursuant to this Agreement and the Prospectus, will be legally and validly issued and will be fully paid and nonassessable by One Group and no shareholder of One Group will have any preemptive right of subscription or purchase in respect thereof.

       (m) The issuance of Shares pursuant to this Agreement will be in compliance with all applicable federal and state securities laws.

       (n) Each One Group Fund that has had active operations prior to the Exchange Date is qualified and will at all times through the Exchange Date qualify for taxation as a "regulated investment company" under Sections 851 and 852 of the Code. Each One Group Fund that has not had active operations prior to the Exchange Date, upon the filing of its first income tax return at the completion of its first taxable year will elect to be a regulated investment company and until such time will take all steps necessary to ensure qualification as a regulated investment company.

       3. REORGANIZATION. (a) Subject to the requisite shareholder approval as described in Section 8(a) and to the other terms and conditions contained herein (including each Pegasus Fund's obligation to distribute to its respective shareholders all of its investment company taxable income and net capital gain as described in Section 9(k) hereof ), Pegasus and each Pegasus Fund agree to sell, assign, convey, transfer and deliver to the corresponding One Group Fund, and One Group and each One Group Fund agree to acquire from the corresponding Pegasus Fund, on the Exchange Date all of the Investments and all of the cash and other assets of each Pegasus Fund in exchange for that number of Shares of the corresponding One Group Fund provided for in Section 4 and the assumption by the corresponding One Group Fund of all the liabilities of the Pegasus Fund. Pursuant to this Agreement, each Pegasus Fund will, as soon as practicable after the Exchange Date, distribute in liquidation all of the Shares received by it to its shareholders in exchange for their shares of beneficial interest of such Pegasus Fund.

       (b) Pegasus, on behalf of each Pegasus Fund, will pay or cause to be paid to the corresponding One Group Fund any interest and cash dividends received by it on or after the

Exchange Date with respect to the Investments transferred to the One Group Funds hereunder. Pegasus, on behalf of each Pegasus Fund, will transfer to the corresponding One Group Fund any rights, stock dividends or other securities received by Pegasus or any Pegasus Fund after the Exchange Date as stock dividends or other distributions on or with respect to the Investments transferred, which rights, stock dividends and other securities shall be deemed included in the assets transferred to each One Group Fund at the Exchange Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Exchange Date shall be included in the determination of the value of the assets of the Pegasus Fund acquired by the corresponding One Group Fund.

       4. EXCHANGE DATE; VALUATION TIME. On the Exchange Date, One Group will deliver to Pegasus a number of Shares having an aggregate net asset value equal to the value of the assets of the corresponding Pegasus Fund acquired by each One Group Fund, less the value of the liabilities of such Pegasus Fund assumed, determined as hereafter provided in this Section 4.

       (a) Subject to Section 4(d) hereof, the value of each Pegasus Fund's net assets will be computed as of the Valuation Time using the valuation procedures for the corresponding One Group Fund as set forth in the One Group Prospectus for the particular One Group Fund.

       (b) Subject to Section 4(d) hereof, the net asset value of a share of each One Group Fund will be determined to the nearest full cent as of the Valuation Time, using the valuation procedures set forth in the One Group Prospectus for the particular One Group Fund.

       (c) Subject to Section 4(d), the Valuation Time shall be 4:00 p.m. Eastern Standard time on FRIDAY, MARCH 19, 1999, for all Pegasus and One Group Funds other than, Pegasus Cash Management, Pegasus Treasury Prime Cash, Pegasus Government Cash, Pegasus Municipal Cash, Pegasus Treasury Cash, One Group Cash Management, One Group Treasury Prime Cash,

One Group Government Cash, One Group Municipal Cash, One Group Treasury Cash, and Friday MARCH 26, 1999, for Pegasus Cash Management, Pegasus Treasury Prime Cash, Pegasus Government Cash, Pegasus Municipal Cash, Pegasus Treasury Cash, One Group Cash Management, One Group Treasury Prime Cash, One Group Government Cash, One Group Municipal Cash, and One Group Treasury Cash or such earlier or later day as may be mutually agreed upon in writing by the parties hereto (the "Valuation Time").

       (d) No formula will be used to adjust the net asset value of any Pegasus Fund or One Group Fund to take into account differences in realized and unrealized gains and losses.

       (e) Each One Group Fund shall issue its Shares to the corresponding Pegasus Fund on one share deposit receipt per class registered in the name of the corresponding Pegasus Fund. Each Pegasus Fund shall distribute in liquidation the Shares received by it hereunder pro rata to its shareholders of each class of shares by redelivering such share deposit receipt to One Group's transfer agent which will as soon as practicable set up open accounts for each Pegasus Fund shareholder in accordance with written instructions furnished by Pegasus.

       (f) Each One Group Fund shall assume all liabilities of the corresponding Pegasus Fund, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of the corresponding Pegasus Fund or otherwise, except that recourse for assumed liabilities relating to a particular Pegasus Fund will be limited to the corresponding One Group Fund.

       5. EXPENSES, FEES, ETC. (a) Subject to subsections 5(b) through 5 (e), all fees and expenses, including accounting expenses, portfolio transfer taxes (if any) or other similar expenses incurred in connection with the consummation by One Group and Pegasus of the transactions contemplated by this Agreement will be paid by the party directly incurring such fees and expenses, except that the costs of proxy materials and proxy solicitation will be borne by Banc One Investment Advisors Corporation; provided, however, that such expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by the other party of such expenses would result in the disqualification of any One Group Fund or any Pegasus Fund, as the case may be, as a "regulated investment company" within the meaning of Section 851 of the Code.

       (b) In the event the transactions contemplated by this Agreement are not consummated by reason of Pegasus being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to Pegasus's obligations referred to in Section 8(a) or Section 10) Pegasus shall pay directly all reasonable fees and expenses incurred by One Group in connection with such transactions, including, without limitation, legal, accounting and filing fees.

       (c) In the event the transactions contemplated by this Agreement are not consummated by reason of One Group being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to One Group's obligations referred to in Section 8(a) or Section 9), One Group shall pay directly all reasonable fees and expenses incurred by Pegasus in connection with such transactions, including without limitation legal, accounting and filing fees.

       (d) In the event the transactions contemplated by this Agreement are not consummated for any reason other than (i) One Group or Pegasus being either unwilling or unable to go forward or (ii) the nonfulfillment or failure of any condition to Pegasus or One Group's obligations referred to in Section 8(a),
Section 9 or Section 10 of this Agreement, then each of

Pegasus and One Group shall bear the expenses it has actually incurred in connection with such transactions as specified in Section 5 of this Agreement.

       (e) Notwithstanding any other provisions of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to the other party for any damages resulting therefrom, including without limitation consequential damages, except as specifically set forth above.

       6. PERMITTED ASSETS. One Group agrees to advise Pegasus promptly if at any time prior to the Exchange Date the assets of any Pegasus Fund include any assets that the corresponding One Group Fund is not permitted, or reasonably believes to be unsuitable for it, to acquire, including without limitation any security that, prior to its acquisition by any Pegasus Fund, One Group has informed Pegasus is unsuitable for the corresponding One Group Fund to acquire.

       7. EXCHANGE DATE. Delivery of the assets of the Pegasus Funds to be transferred, assumption of the liabilities of the Pegasus Funds to be assumed, and the delivery of Shares to be issued shall be made at the offices of Banc One Investment Advisors Corporation at 9:00 am. on MONDAY, MARCH 22, 1999, for all Pegasus and One Group Funds other than, Pegasus Cash Management, Pegasus Treasury Prime Cash, Pegasus Government Cash, Pegasus Municipal Cash, Pegasus Treasury Cash, One Group Cash Management, One Group Treasury Prime Cash, One Group Government Cash, One Group Municipal Cash, One Group Treasury Cash, and Monday, MARCH 29 1999, for Pegasus Cash Management, Pegasus Treasury Prime Cash, Pegasus Government Cash, Pegasus Municipal Cash, Pegasus Treasury Cash, One Group Cash Management, One Group Treasury Prime Cash, One Group Government Cash, One Group Municipal Cash, and One Group Treasury Cash or at such other time and date agreed to by

Pegasus and One Group, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

       8. SPECIAL MEETING OF SHAREHOLDERS; DISSOLUTION. (a) Pegasus agrees to call a special meeting of the shareholders of each Pegasus Fund as soon as is practicable after the effective date of the Registration Statement for the purpose of considering the sale of all of the assets of each Pegasus Fund to and the assumption of all of the liabilities of each Pegasus Fund by the corresponding One Group Fund as herein provided, adopting this Agreement, and authorizing the liquidation and dissolution of any Pegasus Fund, and, except as set forth in Section 13, it shall be a condition to the obligations of each of the parties hereto that the holders of the shares of beneficial interest of each Pegasus Fund, and each class of shares of each Pegasus Fund if such is required under the 1940 Act, shall have approved this Agreement and the transactions contemplated herein in the manner required by law and Pegasus's Declaration of Trust at such a meeting on or before the Valuation Time.

       (b) Pegasus and each Pegasus Fund agree that the liquidation and dissolution of each Pegasus Fund will be effected in the manner provided in Pegasus's Declaration of Trust in accordance with applicable law, and that it will not make any distributions of any Shares to the shareholders of a Pegasus Fund without first paying or adequately providing for the payment of all of such Pegasus Fund's known debts, obligations and liabilities.

       (c) Each of One Group and Pegasus will cooperate with the other, and each will furnish to the other the information relating to itself required by the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder to be set forth in the Registration Statement, including the Prospectus and the Proxy Statement.

       9. CONDITIONS TO ONE GROUP'S OBLIGATIONS. The obligations of One Group and each One Group Fund hereunder shall be subject to the following conditions:

       (a) That this Agreement shall have been adopted and the transactions contemplated hereby, including the liquidation and dissolution of the Pegasus Funds, shall have been approved as set forth in Section 8(a).

       (b) Pegasus shall have furnished to One Group a statement of each Pegasus Fund's assets and liabilities, with values determined as provided in Section 4 of this Agreement, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on Pegasus's behalf by its President (or any Vice President) and Treasurer, and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of any Pegasus Fund since June 30, 1998, other than changes in the Investments since that date or changes in the market value of the Investments, or changes due to net redemptions of shares of the Pegasus Funds, dividends paid or losses from operations.

       (c) As of the Valuation Time and as of the Exchange Date, all representations and warranties of Pegasus and each Pegasus Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, Pegasus and each Pegasus Fund has complied with this Agreement and satisfied all the conditions on its part to be performed or satisfied at or prior to each of such dates, and Pegasus shall have furnished to One Group a statement, dated the Exchange Date, signed by Pegasus's President (or any Vice President) and Treasurer certifying those facts as of such dates.

       (d) Pegasus shall have delivered to One Group a letter from Arthur Andersen, LLP dated the Exchange Date stating that such firm prepared the federal and state income tax returns of each Pegasus Fund for the year ended December 31, 1997, and will prepare the Federal and state income tax returns of each Pegasus Fund for the year ended December 31, 1998.

       (e) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

       (f) One Group shall have received an opinion of Drinker Biddle & Reath LLP, in form reasonably satisfactory to One Group and dated the Exchange Date, to the effect that (i) Pegasus is a business trust duly established and validly existing under the laws of the Commonwealth of Massachusetts, and neither Pegasus nor any Pegasus Fund is, to the knowledge of such counsel, required to qualify to do business as a foreign association in any jurisdiction, (ii) this Agreement has been duly authorized, executed, and delivered by Pegasus and, assuming that the Registration Statement, the Prospectus and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by One Group, is a valid and binding obligation of Pegasus subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws or court decisions regarding enforcement of creditors' rights generally, (iii) Pegasus and each Pegasus Fund has power to sell, assign, convey, transfer and deliver the Investments and other assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, Pegasus and each Pegasus Fund will have duly sold, assigned, conveyed, transferred and delivered such Investments and other assets to One Group, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Pegasus's Declaration of Trust, or Bylaws, as amended, the current Pegasus Prospectus and Statement of Additional Information, or any provision of any agreement known to such counsel to which Pegasus or any Pegasus Fund is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in Pegasus's Declaration of Trust, or Bylaws, or then-current prospectus or statement of additional information of each Pegasus Fund, such counsel may rely upon a certificate of an officer of Pegasus whose responsibility it is to advise Pegasus with respect to such matters and (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Pegasus or any Pegasus Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act, and it being understood that such opinion shall not be deemed to apply to One Group's compliance obligations under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws and H-S-R Act. For purposes of analysis regarding the 1940 Act, Drinker Biddle & Reath LLP may assume as fact that the Pegasus Funds and the One Group Funds may be considered affiliated persons or affiliated persons of an affiliated person solely by reason of having a common investment adviser.

       (g) One Group shall have received an opinion of Ropes & Gray, counsel to One Group addressed to The One Group and each One Group Fund, in form reasonably satisfactory to One Group and dated the Exchange Date, to the effect that for Federal income tax purposes (i) no gain or loss will be recognized by any Pegasus Fund upon the transfer of the assets to the corresponding One Group Fund in exchange for Shares and the assumption by such One Group Fund of the liabilities of the Pegasus Fund; (ii) no gain or loss will be recognized by the shareholders of any Pegasus Fund upon the exchange of their shares for Shares;
(iii) the basis of the Shares a Pegasus shareholder receives in connection with the transaction will be the same as the basis of his or her Pegasus Fund shares exchanged therefor; (iv) a Pegasus shareholder's holding period for his or her Shares will be determined by including the period for which he or she held the Pegasus Fund shares exchanged therefor, provided that he or she held such Pegasus Fund shares as capital assets; (v) no gain or loss will be recognized by any One Group Fund upon the receipt of the assets of the corresponding Pegasus Fund in exchange for Shares and the assumption by the One Group Fund of the liabilities of the corresponding Pegasus Fund; (vi) the basis in the hands of the One Group Fund of the assets of the corresponding Pegasus Fund transferred to the One Group Fund in the transaction will be the same as the basis of the assets in the hands of the corresponding Pegasus Fund immediately prior to the transfer; and (vii) the holding periods of the assets of the corresponding Pegasus Fund in the hands of the One Group Fund will include the periods for which such assets were held by the corresponding Pegasus Fund provided, that with respect to Pegasus Money Market, Pegasus Treasury, Pegasus Municipal, Pegasus Michigan Municipal, Pegasus Cash Management, Pegasus Treasury Prime Cash, Pegasus Government Cash, Pegasus Municipal Cash, Pegasus Treasury Cash, One Group Prime, One Group Treasury Securities, One Group Municipal, One Group Michigan Money Market, One Group Cash Management, One Group Treasury Prime Cash, One Group Government Cash, One Group Municipal Cash, and One Group Treasury Cash (the "Money Market Funds"), One Group shall seek an opinion from Ropes & Gray with respect to Federal income tax matters enumerated in this Section 9(g), but receipt of such opinion with respect to the Money Market Funds shall not be a condition to the transaction.

       (h) The assets of each Pegasus Fund to be acquired by the corresponding One Group Fund will include no assets which the corresponding One Group Fund, by reason of limitations contained in its Declaration of Trust or of investment restrictions disclosed in the One Group Prospectuses in effect on the Exchange Date, may not properly acquire.

       (i) The Registration Statement shall have become effective under the 1933 Act and applicable blue sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of One Group contemplated by the Commission and or any state regulatory authority.

       (j) All proceedings taken by Pegasus in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to One Group.

       (k) Prior to the Exchange Date, each Pegasus Fund shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of its investment company taxable income for its taxable year ended December 31, 1998 and the short taxable year beginning on January 1, 1999 and ending on the Exchange Date (computed without regard to any deduction for dividends paid), and all of its net capital gain realized in its taxable year ended December 31, 1998 and the short taxable year beginning on January 1, 1999 and ending on the Exchange Date (after reduction for any capital loss carryover).

       (l) Pegasus shall have furnished to One Group a certificate, signed by the President (or any Vice President) and the Treasurer of Pegasus, as to the tax cost to One Group of the securities delivered to One Group pursuant to this Agreement, together with any such other evidence as to such tax cost as One Group may reasonably request.

       (m) Pegasus's custodian shall have delivered to One Group a certificate identifying all of the assets of each Pegasus Fund held by such custodian as of the Valuation Time.

       (n) Pegasus's transfer agent shall have provided to One Group (i) the originals or true copies of all of the records of each Pegasus Fund in the possession of such transfer agent as of the Exchange Date, (ii) a certificate setting forth the number of shares of each class of Pegasus Fund outstanding as of the Valuation Time and (iii) the name and address of each holder of record of any such shares of each Pegasus Fund and the number of shares of each class held of record by each such shareholder.

       (o) All of the issued and outstanding shares of beneficial interest of each Pegasus Fund shall have been offered for sale and sold in conformity with all applicable federal or state securities or blue sky laws and, to the extent that any audit of the records of Pegasus or any Pegasus Fund or its transfer agent by One Group or its agents shall have revealed otherwise, either (i) Pegasus and each Pegasus Fund shall have taken all actions that in the reasonable opinion of One Group, are necessary to remedy any prior failure on the part of Pegasus to have offered for sale and sold such shares in conformity with such laws or (ii) Pegasus shall have furnished (or caused to be furnished) surety, or deposited (or caused to be deposited) assets in escrow, for the benefit of One Group in amounts sufficient and upon terms satisfactory, in the opinion of One Group, to indemnify One Group against any expense, loss, claim, damage or liability whatsoever that may be asserted or threatened by reason of such failure on the part of Pegasus to have offered and sold such shares in conformity with such laws.

       (p) Pegasus shall have duly executed and delivered to One Group bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as One Group may deem necessary or desirable to transfer all of Pegasus's and each Pegasus Fund's entire right, title and interest in and to the Investments and all other assets of each Pegasus Fund.

       10. CONDITIONS TO PEGASUS'S OBLIGATIONS. The obligations of Pegasus and each Pegasus Fund hereunder shall be subject to the following conditions:

       (a) This Agreement shall have been adopted and the transactions contemplated hereby, including the liquidation and dissolution of the Pegasus Funds, shall have been approved as described in Section 8(a).

       (b) One Group shall have furnished to Pegasus a Statement of each One Group Fund's net assets, together with a list of portfolio holdings with values determined as provided in Section 4, all as of the Valuation Time, certified on One Group's behalf by its President (or any Vice President) and Treasurer (or any Assistant Treasurer), and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of any One Group Fund since June 30, 1998, other than changes in its portfolio securities since that date, changes in the market value of its portfolio securities, changes due to net redemptions, dividends paid or losses from operations.

       (c) One Group shall have executed and delivered to Pegasus an Assumption of Liabilities Certificate and other instruments as Pegasus may deem necessary and desirable dated as of the Exchange Date pursuant to which each One Group Fund will assume all of the liabilities of the corresponding Pegasus Fund existing at the Valuation Time in connection with the transactions contemplated by this Agreement.

       (d) As of the Valuation Time and as of the Exchange Date, all representations and warranties of One Group and each One Group Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, One Group and each One Group Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to each of such dates, and One Group shall have furnished to

Pegasus a statement, dated the Exchange Date, signed by One Group's President (or any Vice President) and Treasurer certifying those facts as of such dates.

       (e) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

       (f) Pegasus shall have received an opinion of Ropes & Gray, in form reasonably satisfactory to Pegasus and dated the Exchange Date, to the effect that (i) One Group is a business trust and validly existing in conformity with the laws of the Commonwealth of Massachusetts, and, (to the knowledge of such counsel), neither One Group nor any One Group Fund is required to qualify to do business as a foreign association in any jurisdiction, (ii) the Shares to be delivered to Pegasus as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by One Group and no shareholder of One Group has any preemptive right to subscription or purchase in respect thereof, (iii) this Agreement has been duly authorized, executed and delivered by One Group and, assuming that the Prospectus, the Registration Statement and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by Pegasus, is a valid and binding obligation of One Group, (iv) One Group and each One Group Fund has the power to acquire and assume all of the liabilities of Pegasus and the Pegasus Funds and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, One Group and each respective One Group Fund shall have duly acquired and assumed such liabilities, (v) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate One Group's Declaration of Trust, as amended, or Code of Regulations, One Group's current Prospectus and Statement of Additional Information, or any provision of any agreement known to such counsel to which One Group or any One Group Fund is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in One Group's Declaration of Trust, as amended, Code of Regulations or then-current prospectus or statement of additional information of each One Group Fund, such counsel may rely upon a certificate of an officer of One Group whose responsibility it is to advise One Group with respect to such matters, (vi) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by One Group or any One Group Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act and it being understood that such opinion shall not be deemed to apply to Pegasus's compliance obligations under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws and the H-S-R Act; and (vii) the Registration Statement has become effective under the 1933 Act, and to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

       (g) Pegasus shall have received an opinion of Ropes & Gray addressed to Pegasus and each Pegasus Fund, and in a form reasonably satisfactory to Pegasus and dated the Exchange Date, with respect to the matters specified in Section 9(g) of this Agreement, subject to the provision in such Section 9(g).

       (h) All proceedings taken by One Group in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to Pegasus.

       (i) The Registration Statement shall have become effective under the 1933 Act and applicable blue sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Pegasus, contemplated by the Commission or any state regulatory authority.

       11. INDEMNIFICATION. (a) The Pegasus Funds will indemnify and hold harmless One Group, its trustees and its officers (for purposes of this subsection, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to Pegasus or any Pegasus Fund contained in the Registration Statement, the Prospectus or the Proxy Statement or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to Pegasus or any Pegasus Fund required to be stated therein or necessary to make the statements relating to Pegasus or any Pegasus Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding or threatened claim, action, suit or proceeding made with the prior consent of Pegasus. The Indemnified Parties will notify Pegasus in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against any Indemnified Party as to any matters covered by this Section 11(a). Pegasus shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11(a), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and if Pegasus elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. The Pegasus Funds' obligation under this Section 11(a) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that the Pegasus Funds will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section 11(a) without the necessity of the Indemnified Parties first paying the same.

       (b) The One Group Funds will indemnify and hold harmless Pegasus, its trustees and its officers (for purposes of this subsection, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to One Group or any One Group Fund contained in the Registration Statement, the Prospectus or the Proxy Statement, or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to One Group or any One Group Fund required to be stated therein or necessary to make the statements relating to One Group or any One Group Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the prior consent of One Group. The Indemnified Parties will notify One Group in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against any Indemnified Party as to any matters covered by this Section 11(b). One Group shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11(b), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and, if One Group elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. The One Group Funds' obligation under this Section 11(b) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that the One Group Funds will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section 11(b) without the necessity of the Indemnified Parties first paying the same.

       12. NO BROKER, ETC. Each of One Group and Pegasus represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

       13. TERMINATION. One Group and Pegasus may, by mutual consent of their respective trustees, terminate this Agreement, and One Group or Pegasus, after consultation with counsel and by consent of their respective trustees or an officer authorized by such trustees, may waive any condition to their respective obligations hereunder. If the transactions contemplated by this Agreement have not been substantially completed by August 30, 1999, this Agreement shall automatically terminate on that date unless a later date is agreed to by One Group and Pegasus.

       Notwithstanding any other provision in this Agreement, in the event shareholder approval of this Agreement and the transactions contemplated by this Agreement is obtained with respect to only one or more Pegasus Funds but not all of the Pegasus Funds, One Group and Pegasus agree to consummate those transactions with respect to those Pegasus Funds whose shareholders have approved this Agreement and those transactions.

       In the event that shareholder approval of this Agreement and the transactions contemplated by this Agreement is required, but is obtained with respect to only one class of shares of a Pegasus Fund, the transaction with respect to that Pegasus Fund will not be consummated unless and until shareholder approval is obtained with respect to both classes.

       14. RULE 145. Pursuant to Rule 145 under the 1933 Act, One Group will, in connection with the issuance of any Shares to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursuant to Rule 145 (c), cause to be affixed upon the certificates issued to such person (if any) a legend as follows:

    "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
       AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO THE ONE GROUP OR ITS PRINCIPAL UNDERWRITER UNLESS (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ONE GROUP SUCH REGISTRATION IS NOT REQUIRED."

and, further, One Group will issue stop transfer instructions to One Group's transfer agent with respect to such shares. Pegasus will provide One Group on the Exchange Date with the name of any shareholder of the Pegasus Funds who is to the knowledge of Pegasus an affiliate of Pegasus on such date.

       15. COVENANTS, ETC. DEEMED MATERIAL. All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

       16. SOLE AGREEMENT; AMENDMENTS This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto, and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts provided, however, that no such amendment may have the effect of changing the provisions for determining the number or value of shares to be paid to the Pegasus Fund's shareholders under Sections I(b) and II(4)(b) this Agreement to the material detriment of such shareholder's without their further approval.

       17. AGREEMENT AND DECLARATION OF TRUST The names "Pegasus Funds" and "Trustees of Pegasus Funds" refer respectively to Pegasus and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Pegasus Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of Pegasus personally, but bind only the assets of Pegasus, and all persons dealing with any of the series or funds of Pegasus, such as Pegasus Funds, must look solely to the assets of Pegasus belonging to such series or funds for the enforcement of any claims against Pegasus.

       The names "The One Group" and "Trustees of The One Group" refer respectively to One Group and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated May 23, 1985 to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The One Group" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of One Group personally, but bind only the assets of One Group, and all persons dealing with any series or fund of One Group, such as the One Group Funds, must look solely to the assets of One Group belonging to such series for the enforcement of any claims against One Group.

       This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.

                                  PEGASUS FUNDS

                                  By:
                                      -------------------------------

                                  THE ONE GROUP

                                  By:
                                      -------------------------------